Exhibit 5.1 / Opinion of Counsel

                               OPINION OF COUNSEL

May 17, 2002

Groen Brothers Aviation, Inc.
2640 W. California Avenue, Suite A
Salt Lake City, Utah 84104-4593


         Re:      Groen Brothers Aviation, Inc
                   Registration Statement on Form S-8, filed July 26, 2001

Gentlemen:

         We have acted as counsel to Groen Brothers Aviation, Inc., a Utah corporation (the "Company"), in connection with the preparation of the above-referenced Registration Statement on Form S-8 (the "Registration Statement"), filed by the Company with the Securities and Exchange Commission on May 17, 2002. The Registration Statement relates to the registration under the Securities Act of 1933, as amended (the "Act"), of up to 30,000,000 shares of common stock (the "Shares"), no par value, to be issued and sold pursuant to the provisions of the Company's 2001 Stock Option Plan.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Amended and Restated Articles of Incorporation of the Company; (ii) the Bylaws of the Company as amended to date; (iii) certain resolutions and written consents of the Board of Directors of the Company relating to the offering of the Shares;
(iv) the Registration Statement, and (v) such other documents as we have deemed necessary or appropriate as the basis for the opinions set forth below. In such examination, we have assumed the authenticity of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents, and the incumbency of the Company's Board of Directors and officers. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Members of our firm are admitted to the practice of law in the State of Utah, and we express no opinion as to the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective, and (ii) certificates representing the Shares are duly executed, countersigned, registered and delivered upon receipt of the agreed upon consideration therefor, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                           Very truly yours,

                                           /s/ Parsons Behle & Latimer
                                                A Professional Law Corporation